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                                                                     EXHIBIT 4.4

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of May 14, 2001 by and between IMAGE INVESTOR PORTFOLIO, a separate series of MEMPHIS ANGELS, LLC, a Delaware limited liability company, ("LENDER") and INTERNET PICTURES CORPORATION, a Delaware corporation ("GRANTOR").

                                    RECITALS

         A. Lender has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "LOAN") in the amounts and manner set forth in that certain Securities Purchase Agreement by and between Grantor and Lender dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the "PURCHASE AGREEMENT"; capitalized terms used herein are used as defined in the Purchase Agreement). Lender is willing to make the Loan to Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under that certain Convertible Promissory Noted dated of even date herewith made by Grantor in favor of Lender (the "NOTE").

         B. Pursuant to the terms of the Security Agreement, Grantor has granted to Lender a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Note and all of the other Documents, Grantor hereby represents, warrants, covenants and agrees as follows:

                                    AGREEMENT

         To secure its obligations under the Note and all of the other Documents, Grantor grants and pledges to Lender a security interest in all of Grantor's right, title and interest in, to and under its current and future Copyrights, Patents and Trademarks (including without limitation those copyright, patent and trademark registrations and applications listed on Schedules A, B and C hereto), and including without limitation all proceed thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

         This security interest is granted in conjunction with the security interest granted to Lender under the Security Agreement dated as of the date hereof. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Purchase Agreement, the Security Agreement and the other Documents, and those which are now or hereafter


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available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Purchase Agreement or any of the Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Purchase Agreement or any of the other Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

         COUNTERPARTS. This Intellectual Property Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Intellectual Property
Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

                                       GRANTOR:

Address of Grantor:                    INTERNET PICTURES CORPORATION,
                                       a Delaware corporation

1009 Commerce Park Drive
Oak Ridge, TN  37830                   By:
                                          -----------------------------------
                                       Name:
                                       Title:


                                       LENDER:

Address of Lender:                     IMAGE INVESTOR PORTFOLIO,
                                       a separate series of
6410 Poplar Avenue, Suite 395
Memphis, TN  38119                     MEMPHIS ANGELS, LLC,
                                       a Delaware limited liability company

                                       By:      PARADIGM CAPITAL EQUITY
                                                PARTNERS, LLC,

                                                its Manager

                                                By:      PARADIGM HOLDINGS,
                                                         its Managing Member

                                                         By:
                                                            -------------------
                                                         Name:
                                                         Title:











                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                 SIGNATURE PAGE